UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2020

ZEDGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-37782	26-3199071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Cortlandt Street (11th Floor), New York, NY	10007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 577-3424

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Class B common stock, par value $.01 per share	ZDGE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) (1) On July 31, 2020, Todd Feldman resigned from the Board of Directors (the “Board”) of Zedge, Inc. (the “Company”) and its Audit Committee, Compensation Committee and Corporate Governance Committee; such resignation was accepted by the Board on August 5, 2020.2

(2) On August 5, 2020, Elliot Gibber resigned as Interim Chief Executive Officer of the Company (and was appointed to the Board); such resignation was accepted by the Board on August 5, 2020.

(3) On August 5, 2020, Jonathan Reich resigned as Chief Financial Officer and Chief Operating Officer of the Company (in connection with his election as Chief Executive Officer of the Company); such resignation was accepted by the Board on August 5, 2020.

(c) (1) On August 5, 2020, the Board appointed Jonathan Reich, age 54, to serve as Chief Executive Officer of the Company. Mr. Reich has served as the Company’s President since 2011. Mr. Reich also served as the Company’s Chief Operating Officer from 2011 to August 5, 2020 and as its Chief Financial Officer from March 2016 to August 5, 2020. From 2007 to 2014, Mr. Reich served as President of Fabrix Systems, Inc. and, from 1999 to 2007, he served in various positions at Net2Phone, Inc. Mr. Reich has been a director at the non-profit organization, Hand-in-Hand, since 2005. Mr. Reich received a B.S. and M.S. in Operations Research from Columbia University’s School of Engineering and Applied Science in 1989 and 1993, respectively.

There is no familial relationship between Mr. Reich and any director or other executive officer of the Company and no related person transactions to which Mr. Reich is a party.

(2) On August 5, 2020, the Board appointed Yi Tsai, age 64, to serve as Chief Financial Officer and Treasurer of the Company. Mr. Tsai served as the Company’s Controller from August 2017 to August 2020. Previously, Mr. Tsai served as Chief Financial Officer of Peerless Systems Corporation, a NASDAQ listed company, from November 2012 until its sale to a financial buyer in February 2015. Mr. Tsai is a CPA and holds a BS in Accounting from National Taipei University and an MBA in Finance from Case Western Reserve University’s Weatherhead School of Management.

There is no familial relationship between Mr. Tsai and any director or other executive officer of the Company and no related person transactions to which Mr. Tsai is a party.

For his service as Chief Financial Officer, the Compensation Committee of the Board approved an increase in Mr. Tsai’s base salary from $140,400 to $165,000 (and annual cash bonus of $25,000).

(d) (1) On August 5, 2020, the Board elected Elliot Gibber, age 69, as a director to serve until the next annual meeting of the Company’s’ stockholders. Mr. Gibber was also appointed to serve on the Board’s Audit Committee, Compensation Committee and Corporate Governance Committee, and as Chairman of the Board’s Compensation Committee.

There are no arrangements or understandings between Mr. Gibber and any other person pursuant to which Mr. Gibber was elected as a member of the Board. Mr. Gibber has not entered into any related person transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Gibber will be entitled to receive non-employee director compensation in accordance with the Company’s policy on director compensation.

(2) On August 5, 2020, the Board elected Greg Suess, age 48, as a director to serve until the next annual meeting of the Company’s’ stockholders. Mr. Suess was also appointed to serve on the Board’s Audit Committee, and was named as Chairman of the Audit Committee. He was also determined to qualify as an Audit Committee’s financial expert.

There are no arrangements or understandings between Mr. Suess and any other person pursuant to which Mr. Suess was elected as a member of the Board. Mr. Suess has not entered into any related person transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Suess will be entitled to receive non-employee director compensation in accordance with the Company’s policy on director compensation.

A copy of the press release relating to the above events is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No	Document
99.1	Press Release of the Company, dated August 6, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEDGE, INC.

By:	/s/ Jonathan Reich
Name:	Jonathan Reich
Title:	Chief Executive Officer

Dated: August 6, 2020

EXHIBIT INDEX

Exhibit Number	Document
99.1	Press Release of the Company, dated August 6, 2020.

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